EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

Capitol Bancorp Limited Announces Annual Meeting Date

LANSING, Mich., and PHOENIX, Ariz.: October 26, 2011: Capitol Bancorp Limited (“Capitol”) (OTCQB: CBCR) announced today that it will host its annual shareholders' meeting at 11:00 a.m. (ET) on Thursday, December 8, 2011 at the Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan.  Shareholders of Capitol’s common stock on November 4, 2011, the record date, will be entitled to vote at the annual meeting.

About Capitol Bancorp Limited
Capitol is a community banking company with a national network of bank operations in 12 states.  Founded in 1988, Capitol has executive offices in Lansing, Michigan and Phoenix, Arizona.

Forward-Looking Statements
Certain statements in this announcement contain forward-looking statements that are based on management's expectations, estimates, projections and assumptions.  Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.  Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation's behalf are qualified by the cautionary statements in this press release.  The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this announcement.